Exhibit 3.1



                             AMENDED AND RESTATED
                                    BYLAWS
                                      of
                                FRIEDMAN'S INC.

                                August 26, 2004

                             _____________________


                                  ARTICLE I

                                   Offices

         Section 1.01. Registered Office. The registered office of Friedman's Inc. (hereinafter called the "Company") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 1.02. Other Offices. The Company may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or the business of the Company may require.

                                  ARTICLE II

                           Meetings of Stockholders

         Section 2.01. Place of Meeting. All meetings of the stockholders of the Company shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 2.02. Annual Meetings. The annual meeting of the stockholders for the election of directors and for transaction of any other proper business as may come before the meeting shall be held on such date and at such time as shall be designated by the Board. If any annual meeting shall not be held on the date designated therefor or if the directors shall not have been elected thereat or at any adjournment thereof, the Board shall cause a special meeting of the stockholders for the election of directors to be held as soon thereafter as may be convenient.

         Section 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President or by order of the Board, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding shares of stock of the Company entitled to vote at such meeting.

         Section 2.04. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to the stockholder at his address as it appears on the records of the Company. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any adjourned meeting of stockholders shall not be required to be given if (i) the time and place thereof are announced at the meeting at which the adjournment is taken, (ii) the adjourned meeting is held within 30 days thereafter and
(iii) a new record date for the adjourned meeting is not fixed after the adjournment.

         Section 2.05. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of the stockholders the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in any case where the holders of any class of stock or any series thereof are entitled to vote as a class, a quorum of each class of stock or such series thereof shall be separately determined. In the absence of a quorum, a majority in interest of the stockholders of the Company present in person or by proxy and entitled to vote at such meeting, or, in the absence of any stockholders entitled to vote, any officer present at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Company required by law, by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Company required in respect of such other matter or matters.

         Section 2.06. Voting. (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote in person or by proxy on each matter for each share of stock of the Company which shall be entitled to vote on such matter and which shall be held by him and registered in his name on the books of the Company on the date fixed pursuant to Section 7.04 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders, or to express consent to corporate action in writing without a meeting, as the case may be.

         (b) Shares of its own capital stock belonging to the Company, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall neither be entitled to vote nor counted for quorum purposes.

         (c) Persons holding stock of the Company in a fiduciary capacity shall be entitled to exercise the voting rights of such stock so held. Persons whose Stock is pledged shall be entitled to exercise the voting rights of such stock, unless in the transfer by the pledgor on the books of the Company he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         (d) Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

         (e) Any vote upon any matter at a meeting of the stockholders by the stockholder entitled to vote thereon, and any expression of consent or dissent to corporate action without a meeting by the stockholder entitled to express such consent or dissent, may be given in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary or, in the case of a vote at a meeting, to the secretary of the meeting; provided, however; that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Except in the case of votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number and class of shares voted.

         Section 2.07. List of Stockholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger, either directly or through another office of the Company designated by him or through a transfer agent or clerk appointed by the Board, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders of each class entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.08. Inspection of Votes. Before or at each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots case thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Company, and any director or officer of the Company may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Company or on any other question in which he may be directly interested.

         Section 2.09. Consent of Stockholders in Lieu of Meeting. Anything in these Bylaws to the contrary notwithstanding, any action required by the General Corporation Law of the State of Delaware to be, or which may be, taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation.

         Section 2.10. Record Date for Actions by Written Consent of Stockholders. In order that the Company may determine the holders of any class of stock or series thereof entitled to consent to corporate action in writing without a meeting, and so that the Board has adequate notice to provide for an orderly process for any action taken by written consent by the holders of any class of stock or series thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten
(10) days after the date upon which the resolution fixing the record date is adopted by the Board (or such later date as the holders of any class of stock or series thereof may request). Any holder of any class of stock or series thereof of record seeking to have the holder of any class of stock or series thereof authorize or take corporate action by written consent shall, by written notice to the Secretary of the Company, request the Board to fix a record date, and with such notice shall state the matter to be authorized or the corporate action to be taken. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days after the date on which such request is received, the record date for determining the holders of any class of stock or series thereof entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Company at its principal executive offices. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining the holders of any class of stock or series thereof entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

                                  ARTICLE III

                              Board of Directors

         Section 3.01. General Powers. The property, affairs and business of the Company shall be managed by the Board.

         Section 3.02. Number and Term of Office. Subject to the requirements of law and the Certificate of Incorporation, the number of directors shall be eight, or such number as may hereafter be fixed from time to time by resolution of the Board; provided, however, that so long as any Class B Common Stock shall remain outstanding, the number of directors shall not be increased to a number more than eight without the affirmative vote of the holders of such Class B Common Stock; provided further, that so long as any Class B Common Stock shall remain outstanding the minimum number of directors fixed by any such resolution shall be sufficient to enable the holders of such stock to elect a majority of the directors. If any person shall be nominated to serve as a director at a time when there shall be outstanding more than one class or series of stock entitled to vote on the election of directors, at the time of such nomination there shall be specified the class or series of stock by which such person is intended to be elected or, if elected, may be removed. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his earlier death, resignation or removal in the manner hereinafter provided.

         Section 3.03. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the members of the Board shall be present in person at any meeting of the Board (participation in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other to constitute presence in person at such meeting) in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board; provided, however, that none of the officers of the Company shall as a member of the Board have any vote in the determination of the amount that shall be paid to him as a fixed salary. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

         Section 3.04. Place of Meetings. The Board may hold its meeting at such place of places, within or without the State of Delaware, as the Board may from time to time determine or as shall be designated in the respective notices of meetings or waivers thereof.

         Section 3.05. First Meeting. After each annual election of directors and on the same day and at the same place, the Board may meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

         Section 3.06. Regular Meetings. Regular meetings of the Board shall be held at such places, within or without the State of Delaware, and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         Section 3.07. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by a majority of the directors at the time in office. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or facsimile transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purpose thereof.

         Section 3.08. Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all the members of the Board or of any such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or such committee.

         Section 3.09. Resignation. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation of any director shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chairman, the President or the Secretary; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.10. Removal of Directors. Any director of the Company may be removed, either with or without cause, at any time, by the affirmative vote of a majority in interest of the stockholders of record of the Company who would be entitled to vote on the election of such director, given at any special meeting of such stockholders or in accordance with Section 2.09; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such special meeting or in accordance with Section 2.09 or, if not so filled, as otherwise provided in Section 3.11.

         Section 3.11. Vacancies. Any vacancy in the Board caused by the death, resignation, disqualification or removal of a director, or by an increase in the number of directors, or any other cause, may, subject to
Section 3.10, be filled either by a majority vote of the remaining directors, through less than a quorum, or by a sole remaining director, or by the stockholders of the Company entitled to vote thereon at the next annual meeting or at any special meeting called for the purpose, or in accordance with Section 2.09.

         Section 3.12. Compensation. Unless otherwise expressly provided by resolution adopted by the Board, neither any director nor any member of any committee contemplated by these Bylaws or otherwise provided for by resolution of the Board shall, as such, receive any stated compensation for his services; but the Board may at any time or from time to time by resolution provide that a specified sum shall be paid to any director or to any member of any such committee who shall not otherwise be in the employ of the Company or any of its subsidiaries, either as his annual compensation as such director or member or as compensation for his attendance at meetings of the Board or of such committee. The Board may also likewise provide that the Company shall reimburse each director or member or such committee for any expenses paid by him on account of his attendance at any such meeting. Nothing in this Section
3.12 contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                  ARTICLE IV

                                  Committees

         Section 4.01. Executive Committee; Appointment; Powers; Resignation and Removal of Members. The Board may by resolution designate not less than three nor more than five directors, who shall include the Chairman of the Board, to constitute an Executive Committee that shall have and may exercise all the powers of the Board Delegable by law in the management of the business and affairs of the Company to the extent provided in said resolution or in any other resolution adopted by the Board, and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it. Such resolution may also specify that the member or members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The Chairman of the Board shall be the Chairman of the Executive Committee. Any member of the Executive Committee may at any time resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation of any member of the Executive Committee shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. A majority of all the members of the Executive Committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of the Executive Committee, other than the Chairman of the Board, at any time, either with or without cause, to fill vacancies in such membership and to discharge the Executive Committee, either with or without cause, at any time.

         Section 4.02. Other Committees. The Board may by resolution constitute other committees which shall in each case consist of directors and, at the discretion of the Board, officers who are not directors, and which shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them; provided, however, that unless all members of any committee shall be directors, such committee shall not have authority to exercise any of the powers of the Board in the management of the business and affairs of the Company. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                  ARTICLE V

                                   Officers

         Section 5.01. Number. The officers of the Company shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Secretary, a Treasurer, and such other officers as may be appointed by the Board. Any number of offices, other than the offices of President and Secretary, may be held by the same person.

         Section 5.02. Election and Term of Office. The officers shall be elected annually by the Board and each shall hold office until the next annual election of officers and until his successor shall have been duly elected and shall qualify or until his earlier death, resignation or removal in the manner hereinafter provided. A vacancy in any office because of death, resignation, removal or other cause may be filled by the Board for the unexpired portion of the term.

         Section 5.03. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the Board.

         Section 5.04. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chairman of the Board, the President or the Secretary, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.05. Salaries. The salaries of the officers of the Company shall be fixed from time to time by the Board or by any one or more committees appointed by resolution of the Board with power to fix such salaries. None of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board or any such committee, but no officer who shall also be a member of the Board or of any such committee shall have any vote in the determination of the amount of salary that shall be paid to him.

                                  ARTICLE VI

                  Contracts, Instruments, Bank Accounts, Etc.

         Section 6.01. Contracts or Other Instruments. Except as otherwise provided by law or by these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. Unless authorized so to do by these Bylaws or by the Board no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

         Section 6.02. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board or the Chairman of the Board or the President or the Treasurer shall direct in such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or agent of the Company to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned and delivered by any officer or agent of the Company.

         Section 6.03. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or agent of the Company to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         Section 6.04. Loans. Unless the Board shall otherwise determine, any two of the following officers, to wit: the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary, acting together, may effect loans and advances at any time for the Company from any bank, trust company or other institution or from any firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Company, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property whatsoever owned or held by the Company except when authorized by resolution adopted by the Board.

         Section 6.05. Checks, Drafts, etc. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Company or for deposit to its credit) by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board.

         Section 6.06. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chairman of the Board, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents of the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chairman of the Board, the President, any Vice President or the Secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Board, the President, any Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

                                 ARTICLE VII

                                 Capital Stock

         Section 7.01. Stock Certificates. Every stockholder shall be entitled to have a certificate, in such form as the Board shall prescribe, signed in the name of the Company by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock of the Company owned by him. If such certificate is countersigned (i) by a transfer agent other than the Company or its employee or (ii) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates respectively, and the respective dates thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in
Section 7.05.

         Section 7.02. Transfer of Stock. Except as otherwise provided in the Certificate of Incorporation, transfer of shares of stock of the Company shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent appointed pursuant to
Section 7.03, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Whenever any transfer of shares shall be made for collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Company for transfer, both the transferor and the transferee request the Company to do so.

         Section 7.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 7.04. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing written consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 7.05. Lost, Stolen, Destroyed or Mutilated Certificates. If the owner of any stock of the Company shall notify the Company of any loss, theft, destruction or mutilation of the certificate therefor, the Company may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed or which shall have been mutilated. The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate or his legal representatives to give the Company a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of such new certificate. The Board may, however, in its discretion refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

                                 ARTICLE VIII

                                 Miscellaneous

         Section 8.01. Seal. The Company shall have a corporate seal, which shall be in the form of a circle and shall bear the name of the Company and words and figures indicating the year and state in which the Company was incorporated and such other words or figures as the Board may approve and adopt.

         Section 8.02. Fiscal Year. The fiscal year of the Company shall be as determined by the Board of Directors.

         Section 8.03. Waivers of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver thereof, either signed by the person entitled to such notice or given by him by telegraph, cable, wireless or facsimile transmission whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8.04. Amendments. These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the Board at any meeting thereof or by the stockholders entitled to vote thereon at any annual or special meeting thereof or in accordance with Section 2.09.